EXHIBIT 4(B)
                                   [SPECIMEN]

      THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
No.                                                          $

CUSIP:

                                 GLOBAL SECURITY

                      AMERICAN GENERAL FINANCE CORPORATION
                                   FIXED RATE
                           MEDIUM-TERM NOTE, SERIES F

      ORIGINAL ISSUE DATE:                INITIAL REDEMPTION DATE:

      STATED MATURITY:              INITIAL REDEMPTION PERCENTAGE:

      INTEREST RATE:                  ANNUAL REDEMPTION PERCENTAGE
                                                        REDUCTION:

      OPTIONAL REPAYMENT DATE(S):               ADDENDUM ATTACHED:
                                           [ ] Yes
                                           [ ] No
      OTHER PROVISIONS:

      AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

                                                               DOLLARS

on the State Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

      The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs after a Regular Record Date (as defined below) and on or before the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, and on the Stated Maturity or any Redemption Date or Optional Redemption Date (each as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Redemption Date and the date on which principal is due and payable by acceleration pursuant to the Indenture (as defined below) being referred to hereinafter as a "Maturity" with respect to principal payable on such date). Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above to, but excluding, the applicable Interest Payment Date or Maturity, as the case may be, until the principal hereof has been paid or duly made available for payment. If the Maturity or an Interest Payment Date (each a "Payment Date") falls on a day which is not a Business Day (as defined below), principal, premium, if any, or interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date (the "Holder"), which shall be the March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding the April 15 or October 15 Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. A "Business Day" means each Monday Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City New York are authorized or obligated by law or executive order to close.

      Payment of the principal, premium, if any, and interest on this Note will be made by wire transfer of such money of the United States of America as at the time of payment shall be legal tender for payment of public and private debts to an account specified by the Holder for such purpose.

      This Medium-Term Note, Series F (collectively, the "Notes") is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1999 (herein called the "Indenture") between the Company and Citibank, N.A., as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificate.

      Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the first page hereof or as set forth under Other Provisions if so set forth on the first page hereof.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may become due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

      Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

      If so provided on the first page of this Note, this Note may be redeemed by the Company prior to its Stated Maturity on and after the Initial Redemption Date, if any, specified on the first page hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on written notice given to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption

Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      If so provided on the first page of this Note, this Note will be subject to repayment at the option of the Holder hereof prior to its Stated Maturity on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than 60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof. Any such notice shall be delivered to the office or agency of the Company in the Borough of Manhattan, The City of New York, and shall be duly executed by the Holder hereof or by his attorney duly authorized in writing. Such notice shall consist of this Note with the form set forth below entitled "Option to Elect Repayment" duly completed. Such notice duly received by the Company shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

      This Note is not subject to any sinking fund.

      As provided in the Indenture, and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein or herein set forth, this
Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same. If (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or
(iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All capitalized terms use in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

      This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Unless the certificate of authentication hereon has been executed by or on behalf of Citibank, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                    AMERICAN GENERAL FINANCE
                                    CORPORATION

[Seal]


                                    BY:______________________________________
                                          Bryan A. Binyon
                                          Vice President and Treasurer



                                    By:______________________________________
                                          David M. McManigal
                                          Assistant Treasurer
Date:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


      CITIBANK, N.A.
-----------------------------------------
      as Trustee




By:______________________________________
      Authorized Signatory

                            OPTION TO ELECT REPAYMENT


      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned, at

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER
 ----------------------------------
 |                                |
 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------
          (Please Print or Typewrite Name, Address and Telephone Number of the
                                  Undersigned)


      For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note and notice must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.


      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid: $____________ and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $______________ .

Dated:________________              _______________________________

                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                   ASSIGNMENT


 FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------
|                                |
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--------------------------------------------------------------------------------
         (Please Print or Typewrite Name, Address and Telephone Number of the
                                    Assignee)

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________               __________________________________

                                    NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.